Exhibit 5.3
Waller Lansden Dortch & Davis, LLP

Nashville City Center
511 Union Street, Suite 2700	1901 Sixth Avenue North, Suite 1400
Nashville, Tennessee 37219-8966 (615) 244-6380	Birmingham, Alabama 35203-2623 (205) 214-6380
Fax: (615) 244-6804	520 South Grand Avenue, Suite 800
www.wallerlaw.com	Los Angeles, California 90071
(213) 362-3680
January 18, 2007
Capstone Turbine Corporation
21211 Nordhoff Street
Chatsworth, CA 91311
Re: Registration Statement on Form S-3 (No. 333-128164)
Ladies and Gentlemen:
     We have acted as counsel to Capstone Turbine Corporation, a Delaware corporation (the “Company”), in connection with the offering and sale by the Company of 40,000,000 shares of its common stock, par value $0.001 per share (the “Common Stock”) and warrants to purchase 20,000,000 shares of Common Stock (the “Warrant Shares”) (such warrants, together with the Common Stock, the “Securities”) pursuant to a Registration Statement on Form S-3 (Registration Number 333-128164) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), and a related prospectus, dated as of September 14, 2005 (the “Prospectus”), and a prospectus supplement, dated as of January 18, 2007 (the “Prospectus Supplement”). The Securities are to be issued pursuant to Subscription Agreements relating to a registered direct offering pursuant to which the Company will sell 40,000,000 shares of Common Stock and warrants to purchase 20,000,000 shares of Common Stock to certain investors.
     In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary and appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.
     Based upon the foregoing, we are of the opinion that the Securities, when issued and delivered in the manner and on the terms described in the Subscription Agreements, will be validly issued, fully paid and non-assessable. The Warrant Shares have been duly authorized and when issued pursuant to the warrant will be validly issued, fully paid and non-assessable.
     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.3 to the Registration Statement. We also consent to the reference to this firm under the caption “Legal Matters” in the Prospectus and the Prospectus Supplement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ Waller Lansden Dortch & Davis, LLP